RESTRICTED STOCK AWARD AGREEMENT


         This RESTRICTED STOCK AWARD AGREEMENT ("Award Agreement") is entered into effective as of January 31, 1996, between Louisiana-Pacific Corporation, a Delaware corporation ("Company"), and Mark A. Suwyn, Chairman and Chief Executive Officer of the Company ("Executive").

         WHEREAS, the Company and the Executive have entered into an Employment Agreement dated as of January 2, 1996 ("Employment Agreement"), pursuant to which the Executive became Chairman and Chief Executive Officer of the Company; and

         WHEREAS, the Employment Agreement provides, among other matters, that the Executive will receive from the Company, within 30 days of the date of the Employment Agreement, a grant of 150,000 restricted shares of common stock of the Company; and

         WHEREAS, the parties have entered into this Award Agreement in order to evidence the grant and award of restricted shares pursuant to the Employment Agreement;

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Definitions.

         "Certificate" means a stock certificate representing Restricted Shares.

         "Common Stock" means shares of common stock, $1.00 par value, of the Company.

         "Restricted Shares" means the shares of Common Stock issued to Executive pursuant to this Award Agreement and, unless the context otherwise requires, includes any shares of Common Stock or other equity security of the Company (or any successor issuer) issued in respect of the Restricted Shares as a stock dividend, stock split, or similar distribution, or issued in exchange or substitution therefore by reason of any reorganization, recapitalization, merger, or other similar transaction.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Vest," "Vested," or any similar word, means, with respect to the Restricted Shares represented by any Certificate, the expiration or termination of the period during which the Restricted Shares may be forfeited pursuant to
Section 3(d) hereof and during which transfer of the Restricted Shares is restricted pursuant to Section 4(b) hereof.

         Other capitalized terms used in this Award Agreement without definition shall have the meanings ascribed thereto in the Employment Agreement.

         Section 2. Award of Restricted Shares.

         The Company has, effective the date of this Award Agreement, granted and awarded to the Executive, subject to possible forfeiture as provided in
Section 3(d) hereof, 150,000 Restricted Shares initially represented by four Certificates as follows:


    Certificate             Number of Shares         Scheduled Date of Vesting

         1                       30,000              January 1, 1997
         2                       30,000              January 1, 1998
         3                       30,000              January 1, 1999
         4                       60,000              August 12, 2004


The Certificate numbers referred to above are used for convenient reference only, it being understood that each Certificate shall bear a number assigned by the Company's transfer agent.

         Section 3. Vesting and Forfeiture.

         (a) Unless sooner Vested or forfeited, the Restricted Shares evidenced by each Certificate (including, without limitation, any Restricted Shares issued in respect of the shares originally represented thereby) will become Vested and non-forfeitable on the respective dates set forth in Section 2; provided, in each case, that the Executive is employed by the Company on such date.

         (b) Unless sooner Vested or forfeited, the Restricted Shares evidenced by Certificates 1, 2, and 3 (including, without limitation, any Restricted Shares issued in respect of the shares originally represented thereby) will become immediately Vested and non-forfeitable upon the occurrence of any one of the following: a Change in Control, a "change of control" as defined in the Option Plan, the termination of the Term of Employment by the Company pursuant to Section 2 of the Employment Agreement, the Executive's death or Disability, termination of employment by the Executive for Good Reason, or termination of employment by the Company without Cause; provided, in each case, that the Executive is employed by the Company on the date of such event.

         (c) Unless sooner Vested or forfeited, the Restricted Shares evidenced by Certificate 4 (including, without limitation, any Restricted Shares issued in respect of the shares originally represented thereby) will become Vested and non-forfeitable upon the occurrence of any of the following: a Change in Control, a "change of control" as defined in the Option Plan, the termination of the Term of Employment by the Company pursuant to Section 2 of the Employment Agreement, termination of employment by the Executive for Good Reason, or termination of employment by the Company without Cause; provided, in each case, that the Executive is employed by the Company on the date of such event.

         (d) Upon the termination of Executive's employment with the Company, the rights of the Executive with respect to any Restricted Shares which are not Vested pursuant to paragraph (a), (b), or (c) above on or prior to the date of such termination shall be forfeited and shall revert to the ownership of the Company.

         Section 4. Rights as Stockholder; Restrictions on Transfer.

         (a) Except as expressly provided in this Award Agreement, the Executive shall be entitled to all rights as a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive any dividends and other distributions with respect to the Restricted Shares; provided, however, that certain dividends and distributions, as specified in Section 1 hereof, shall themselves constitute Restricted Shares, subject to possible forfeiture as provided herein.

         (b) None of the Restricted Shares, the Certificates representing Restricted Shares, or the Executive's rights with respect thereto under this Award Agreement may be sold, assigned, pledged, or otherwise transferred, disposed of, or encumbered, voluntarily or involuntarily, until they have become Vested. Any purported sale, assignment, pledge, or other transfer, disposition, or encumbrance of Restricted Shares in violation of this Award Agreement shall be null and void.

         (c) Each Certificate for Restricted Shares shall be issued in the name of the Executive and shall be held by the Company until the Restricted Shares represented thereby have become Vested or until such Restricted Shares are forfeited, as provided in this Award Agreement. The Executive shall execute and deliver to the Company a stock transfer power with respect to the Restricted Shares. All Certificates for Restricted Shares that have not become Vested shall bear a legend in substantially the following form:

         "The shares evidenced by this Certificate were issued as Restricted Shares pursuant to a Restricted Stock Award Agreement dated as of January 31, 1996, and are subject to possible forfeiture and restrictions on transfer, disposition, or encumbrance until [scheduled date of vesting] pursuant to the terms of said agreement."

When any Restricted Shares become Vested, they shall no longer be subject to possible forfeiture pursuant to Section 3(d), the transfer thereof shall no longer be restricted by the provisions of Section 4(b), and the Company shall promptly cause a new Certificate or Certificates representing such shares to be issued in the name of the Executive, without the foregoing legend, and shall deliver such Certificate or Certificates to the Executive.

         Section 5. Income Taxes.

         The Company shall have the right to withhold from any amounts payable to the Executive, as compensation or otherwise, or to require the Executive to make other provision satisfactory to the Company for payment of an amount sufficient to satisfy all federal, state, and local withholding tax requirements with respect to the award or the Vesting of the Restricted Shares. The Company shall not be obligated to deliver any Certificates to the Executive until any such withholding or payment requirement shall have been satisfied. The Executive agrees to promptly notify the Company if the Executive makes an election under Section 83(b) of the Internal Revenue Code with respect to any of the Restricted Shares.

         Section 6. Securities Law Restrictions.

         (a) The Executive acknowledges that the Restricted Shares have not been registered under the Securities Act or any applicable state securities law, and that the Restricted Shares may not be sold or otherwise transferred in the absence of an effective registration statement under the Securities Act or an available exemption from such registration, and upon compliance with the requirements  of any  applicable  state  securities  law. The Executive  further acknowledges that transfer of shares owned by affiliates of the Company is restricted under the Securities Act. The Executive represents that the Restricted Shares are being acquired for his own account without any view to the distribution thereof.

         (b) All Certificates for the Restricted Shares shall bear the following legend:

         "The securities represented hereby have not been registered under the Securities Act of 1933, and they may not be sold or otherwise transferred in the absence of an effective registration statement under the Securities Act of 1933 or an available exemption from such registration."

         (c) At any time after the Vesting of Restricted Shares, upon the written request of the Executive or, if he is deceased, his estate, the Company shall prepare and file a registration statement under the Securities Act covering an offering and sale of such number of Vested Restricted Shares as shall have been requested by the Executive or his estate, and shall use its reasonable efforts to cause such registration statement to become effective; provided, however, that the Company shall not be required to prepare and file more than four registration statements pursuant to this Award Agreement.

         (d) Notwithstanding the provisions of paragraph (c), the Company shall not be obligated to file a registration statement with respect to the sale of Restricted Shares (i) if the Company shall deliver to the Executive (or to his estate if he is deceased) an opinion of counsel to the effect that the proposed sale of the Restricted Shares for which registration was requested does not require registration under the Securities Act, or that such sale may be effected immediately pursuant to the exemption from registration afforded by Rule 144 or any similar exemption, or (ii) if the Company shall undertake to purchase and purchases the Restricted Shares for which registration is requested, on a date specified by the Company (not later than 30 days after the date of the Executive's or his estate's request), at a price per share equal to the reported closing price for a share of Common Stock (or any successor security) on the New York Stock Exchange (or if not traded on the New York Stock Exchange, on the principal market on which Common Stock (or any successor security) is then traded) for the last day immediately preceding the date of purchase on which Common Stock (or any successor security) is traded.

         (e)   Whenever Restricted Shares are to be registered hereunder:

         (i) The parties shall cooperate in supplying one another with all information and documents as may be reasonably necessary in connection with such registration and shall execute and deliver such representations, indemnity agreements, underwriting agreements, and other undertakings as are reasonable and customary in connection with similar transactions.

         (ii) The Company shall prepare and file a registration statement and such exhibits, amendments, and supplements thereto as may be necessary to cause such registration statement to become effective as promptly as reasonably practicable and to remain effective for a reasonable period of time not exceeding 30 days; provided, however, that the Company may, in its discretion, delay the filing or effectiveness of a registration statement for a reasonable time not exceeding 180 days if, in the good faith judgment of its board of directors, the filing or effectiveness of such registration statement would be unreasonably detrimental to the interests of the Company.

         (iii) The Company shall prepare such prospectuses and other documents as may be reasonably required in connection with such registration and shall register or qualify the Restricted Shares covered by such registration statement under such blue sky laws as may be reasonably necessary, and do such other acts as may be reasonably necessary or advisable in order to enable the Executive to consummate the sale of the Restricted Shares.

         (iv) The Company shall pay all expenses in connection with the registration, other than underwriters' discounts, brokers' commissions, or similar fees.

         Section 7. Miscellaneous.

         (a) Subject to the restrictions on transfer of the Restricted Shares set forth herein, this Award Agreement shall be binding upon and benefit the parties hereto and their respective successors and assigns.

         (b) Any notices under this Award Agreement shall be in writing and shall be effective if given as provided in the Employment Agreement.

         (c) This Award Agreement will be governed by the laws of the state of Delaware without regard to its conflict of laws rules. (d) This Award Agreement (together with the Employment Agreement to the extent referred to herein) constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements between the parties hereto with respect to its subject matter. This Award Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first set forth above.


                                            LOUISIANA-PACIFIC CORPORATION



                                            By       /s/ Lee C. Simpson
                                            Title    President


                                            EXECUTIVE



                                            /s/ Mark A. Suwyn
                                            Mark A. Suwyn